MONOCACY BANCSHARES, INC. AND SUBSIDIARY              EXHIBIT 11.0


                       Information used in the computation
                         of net income per common share




                                                          Three Months Ended
                                                               March 31,
                                                       -------------------------
                                                          1997           1996
                                                          ----           ----

Net income .......................................     $  667,241     $  468,226
                                                       ==========     ==========
Weighted average common shares outstanding .......      1,646,831      1,604,216
                                                       ==========     ==========

Net income per common share ......................     $      .41     $      .29
                                                       ==========     ==========


                                       12